REIMBURSEMENT AGREEMENT

     This Reimbursement Agreement dated as of this 30th day of June, 1999 is by and between: Signal Apparel Company, Inc. ("Signal"), an Indiana Corporation having a place of business in Chattanooga, Tennessee; and WGI, LLC, a New York limited liability company with its principal place of business in Greenwich, Connecticut ("WGI").

                               W I T N E S S E T H

     WHEREAS, WGI has posted certain Treasury bills in the aggregate amount of Thirty-one Million One Hundred Twenty-six Thousand and No/100 Dollars ($31,126,000.00) as collateral (the "Collateral") to secure the obligations of Signal and its subsidiaries to Signal's senior lender, BNY Financial Corporation ("BNY");

     WHEREAS, WGI has issued certain firm guarantees in the aggregate amount of Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000) and certain additional contingent guarantees of up to Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) with respect to the obligations of Signal and its subsidiaries to BNY (collectively, the "guarantees");

     WHEREAS, WGI has made certain cash payments totaling Two Million One Hundred Thousand and No/100 Dollars ($2,100,000.00) on Signal's behalf to certain third party licensors (the "Licensor Payments");

     WHEREAS, in consideration of the benefit to Signal of the making of the Licensor Payments, the posting of the Collateral and the issuance of the guarantees, Signal has agreed to reimburse WGI for the amount of the Licensor Payments as well as for any loss that WGI might suffer as a result of a decision by BNY to proceed against the Collateral and/or the guarantees to satisfy the obligations of Signal and its subsidiaries to BNY; and

     WHEREAS, Signal acknowledges that the full amount of the Licensor Payments, as well as the amount of any future loss that WGI might suffer as a result of a decision by BNY to proceed against the Collateral and/or the guarantees to satisfy the obligations of Signal and its subsidiaries to BNY shall be deemed an advance of funds to Signal under a certain Promissory Note ("Promissory Note") of even date herewith, in the form attached hereto as Exhibit A, having a total principal amount not to exceed Fifty-three Million Two Hundred Twenty-six Thousand and No/100 Dollars ($53,226,000.00) by Signal to WGI.

     NOW THEREFORE, in consideration of One Dollar and the mutual covenants and agreements herein contained, Signal and WGI agree as follows:

     1. Signal agrees and understands that the full amount of the Licensor Payments made on Signal's behalf by WGI, as well as any loss that WGI might suffer as a result of a decision by BNY to proceed against the Collateral and/or the guarantees, shall be deemed an advance of funds to Signal by WGI under and pursuant to the Promissory Note and shall be repaid to WGI in accordance with the terms and conditions set forth therein.

     2. The obligations of Signal under this Agreement shall be absolute and unconditional and shall remain in full force and effect until the later of: (a) the expiration of the guarantees and/or the withdrawal of the Collateral, or (b) payment in full of all amounts due under the Promissory Note; provided, however, that all of the obligations of Signal under this Agreement and under the Promissory Note shall be subordinated in priority of payment to full payment of all of the obligations of Signal and its subsidiaries under all agreements with BNY and its participating banks, and further provided, that the obligations of Signal under this Agreement shall be equal in priority of payment (i) to all of the obligations of Signal to WGI pursuant to that certain Credit Agreement dated as of May 8, 1998 (together with all amendments thereto) between Signal, The Shirt Shed, Inc., GIDI Holdings, Inc., Big Ball Sports, Inc., and WGI and (ii) to all of the obligations of Signal to FS Signal Associates Limited Partnership and FS Signal Associates II Limited Partnership pursuant to that certain Reimbursement Agreement and related promissory note dated as of January 30, 1997.

     3. Signal covenants and agrees that a default under any one or more of any outstanding obligations of Signal to BNY or WGI, including, without limitation, under the Promissory Note or this Reimbursement Agreement, all whether now existing or hereafter arising shall, at WGI's option, constitute a default hereunder and under the Promissory Note.

     4. No amendment or waiver of any provision of this Reimbursement Agreement nor consent to any departure by WGI therefrom shall be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     5. The rights and remedies of WGI under this Reimbursement Agreement shall be cumulative and not exclusive of any rights or remedies which it would otherwise have, and no failure or delay by WGI in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

     6. This Reimbursement Agreement is a continuing obligation and shall be binding upon Signal, WGI and their successors and assigns; provided, that Signal may not assign all or any part of this Reimbursement Agreement without the prior written consent of WGI.

     7. Signal assumes all risks of the acts or omissions of BNY in proceeding against the Collateral and/or guarantees.

     8. To the extent that Signal makes a payment or payments to WGI, which payment or payments, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any person or party under any bankruptcy or insolvency law, state or federal law, common law or equitable cause, then to the extent such payment or repayment, the liability or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated and included with the obligations as of the date that such initial payment reduction or satisfaction occurred.

     9. Signal agrees to pay all costs and expenses, if any, in connection with the administration or enforcement of this Reimbursement Agreement, the Promissory Note and such other documents which may be delivered in connection with this Reimbursement Agreement.

     10. Any provision of this Reimbursement Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction and the remaining portion of such provision and all other remaining provisions will be construed to render them enforceable to the fullest extent.

     11. This Reimbursement Agreement shall be governed by and construed in accordance with the law of the State of New York. Any judicial proceeding brought against Signal with respect to this Reimbursement Agreement or Promissory Note may be brought in any court of competent jurisdiction in the State of New York and, by execution and delivery of this Reimbursement Agreement, Signal (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Reimbursement Agreement or the

Promissory Note and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Signal hereby waives personal service of process and consent that service of process upon it, and service so made shall be deemed completed on the third business day after such service is deposited in the mail. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of WGI to bring proceedings against Signal in the courts of any other jurisdiction. Any judicial proceeding brought by Signal against WGI involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Reimbursement Agreement or the Promissory Note shall be brought only in a court located in the State of New York.

     12. This Reimbursement Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and constitute one and the same instrument, and shall be binding upon the parties, their successors and assigns.




                      [This space intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Avenel, New Jersey by their proper and duly authorized officers as of the day and year first above written.


WGI, LLC                                            SIGNAL APPAREL COMPANY, INC.


By  /s/ Paul R. Greenwood                           By  /s/ Robert J. Powell
   ---------------------------------                   ---------------------
Title  Manager                                      Title  Vice President

                                 PROMISSORY NOTE

$53,226,000.00                                                Avenel, New Jersey
                                                              June 30, 1999

     FOR VALUE RECEIVED, the undersigned promises to pay to the order of WGI, LLC ("WGI"), within fifteen (15) days after demand, a principal sum of up to FIFTY-THREE MILLION TWO HUNDRED TWENTY-SIX THOUSAND AND NO/100 DOLLARS ($53,226,000.00) with principal in the amount of TWO MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,100,000.00) initially outstanding. Additional principal will automatically become outstanding, in an amount equal to any payments made by WGI pursuant to any of the guarantees issued by WGI to BNY Financial Corporation ("BNY") guarantying the obligations of the undersigned and its subsidiaries plus the value of any collateral posted by WGI which is offset by BNY against the obligations of the undersigned and its subsidiaries, as such payments or offsets occur. Any outstanding principal shall bear interest at the rate of Eight Percent (8.0%) per annum, payable in annual installments commencing June 30, 2000 either in cash or, at the option of the undersigned, through issuance and delivery to WGI of shares of the undersigned's Common Stock valued at the then-current market price. For purposes of the preceding sentence, "then-current market price" shall be deemed to be the closing price per share for the Common Stock on the New York Stock Exchange (or on any other national securities exchange or national securities market on which the Common Stock may then be traded if it is not listed for trading on the New York Stock Exchange) on the last trading day prior to the date on which any such installment of interest is due and payable.

     The maker and all other parties liable herefor, whether principal, guarantor, endorser or otherwise, hereby severally waive presentment, notice and protest, and waive all recourse to suretyship and guarantorship defenses generally, including, but not limited to, any extensions of time for payment or performance which may be granted to the makers or to any other liable party, any modifications or amendments to this promissory note or any documents securing payment and performance hereof, any act or omission to act by or on behalf of the holder hereof, any invalidity or unenforceability of any security given herefor, any release of security, any release of any liable party or parties, whether any such release is intentional, unintentional or by operation of law, and all other indulgences of any type which may be granted by the holder hereof to the maker or any other liable party herefor, and does also agree to pay all costs of collection of the indebtedness evidenced hereby, including reasonable attorneys' fees which may be incurred in connection therewith.

     All payments due hereunder shall be made to WGI at its principal office at One East Putnam Avenue, Greenwich, CT 06830, or to such other parties or addresses as the holder hereof may from time to time designate in writing to the maker or other parties liable herefor. This note evidences a loan for business and commercial purposes, and not for personal, family or household purposes.

     No invalidity or unenforceability of any provision of this promissory note shall affect in any way the validity or enforceability of the remaining obligations or portions hereof. This promissory note shall be construed in accordance with the laws of the State of New York.

     This Promissory Note is executed and delivered in accordance with a certain Reimbursement Agreement of near or even date herewith between the undersigned, and WGI, and is subject to the terms, conditions and limitations contained in said Reimbursement Agreement.


WITNESS:                                    SIGNAL APPAREL COMPANY, INC.


_____________________                       By:  /s/ Robert J. Powell
                                                ---------------------


                                            Its: Vice President, duly authorized


                                       2